UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2021

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, the Board of Directors (the “Board”) of Wireless Telecom Group, Inc. (the “Company”) unanimously approved an increase to the total number of directors constituting the Board from eight directors to nine directors. Additionally, the Board approved the formation of a Board Strategy Oversight Committee, which will review and refine the Company’s product and technology roadmap and research and development strategy. The Board approved the appointment of C. Scott Gibson as Vice Chairman of the Board to fill the vacancy and serve as an independent director for a term ending at the 2021 annual meeting of shareholders. The Board also approved Mr. Gibson as chair of the Board Strategy Oversight Committee, which will also include current Board members Mike Millegan and Mitch Herbets. The Company’s press release announcing this appointment was issued on April 5, 2021, and a copy of that press release is filed as an exhibit to this Form 8-K.

Mr. Gibson is currently the chair of the board of directors of Northwest Natural Holding Company, a provider of water and wastewater distribution and natural gas services, and is an independent member of the board of directors of Pixelworks, a provider of video and pixel processing semiconductors and software. Mr. Gibson previously served as a director for several high technology companies including RadiSys Corporation, Verigy Ltd. and TriQuint Semiconductor, Inc., which subsequently merged with RF Micro Devices, Inc. and became Qorvo, Inc. Mr. Gibson serves as Trustee of the St. John’s Health, and the Community Foundation of Jackson Hole. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.

There are no arrangements or understandings between Mr. Gibson and any other person pursuant to which Mr. Gibson was appointed as a director. The Company is not aware of any transactions involving Mr. Gibson that are reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Gibson qualifies as an “independent director” under the rules of the New York Stock Exchange and the Company’s independence standards. Mr. Gibson will receive the same cash and equity compensation as other non-employee directors of the Company, prorated for the portion of the year served, as described under “Director Compensation” on page 23 of the Company’s Proxy Statement for its Annual Meeting held on June 4, 2020, filed with the Securities and Exchange Commission on April 17, 2020. Additionally, Mr. Gibson will receive $5,000 annually for his role as chair of the newly formed Board Strategy Oversight Committee.

Item 7.01 Regulation FD Disclosure

On April 5, 2020, the Company issued a press release announcing the election of Mr. Gibson to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Wireless Telecom Group, Inc., dated April 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: April 5, 2021	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary